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                                EXHIBIT C   (23)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-8111) and in the Registration Statements on Forms S-8 (Nos. 33-65187, 33-65185, 33-65183, 33-65181, 33-31530, 33-17963, 2-79437 and 2-47905) of The Goodyear Tire &
Rubber Company of our report dated February 1, 1996 appearing on page 30 of this Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Cleveland, Ohio
March 20, 1996


                                     X-23-1